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                                                                    EXHIBIT 99.5
                                RHNB CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                            FOR THE SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD NOVEMBER 7, 1994
     The undersigned hereby appoints G. Steve Moore, Jr., Gregory L. Gibson and Donna S. King, or any one of them acting in the absence of the others, attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of RHNB Corporation, a South Carolina corporation ("RHNB"), held by the undersigned which are entitled to be voted at the Special Meeting of Shareholders to be held on November 7, 1994, or any adjournment thereof, as effectively as the undersigned could do if personally present:
     1. To approve the Agreement and Plan of Merger dated as of July 8, 1994 between RHNB and NationsBank Corporation.
                    [ ] FOR                [ ] AGAINST             [ ] ABSTAIN
     2. In their discretion, to transact such other business as may properly come before the Special Meeting or any adjournment thereof.
           (Continued and to be signed and dated on the reverse side)
                          (Continued from other side)
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTER (1).
     The undersigned acknowledges receipt of the Proxy Statement-Prospectus
dated                , 1994, and revokes all appointments of proxy heretofore
given by the undersigned.
                                              Dated:
                                              Signature of Shareholder
                                              (Your signature on this proxy
                                              should correspond with the name
                                              appearing on your stock
                                              certificate. When signing as
                                              Executor, Administrator, Trustee,
                                              Guardian, Attorney, etc., please
                                              indicate your full title. If stock
                                              is held jointly, each joint owner
                                              must sign. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer.)
   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
              NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.